REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT, dated as of the 13th day of May, 1998, among the entities listed on Schedule A (collectively referred to as the "Investors"), SETTONDOWN CAPITAL INTERNATIONAL LTD. (the "Placement Agent", along with the Investors also referred to as the "Holders") located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, and OBJECTSOFT CORPORATION, a corporation incorporated under the laws of the state of Delaware, and having its principle place of business at Continental Plaza III, 433 Hackensack Avenue, Hackensack, NJ 07601 (the "Company").

            WHEREAS, the Investors are purchasing from the Company and the Company shall issue and sell to the Investors, pursuant to the terms and conditions of a Private Equity Line of Credit Agreement dated the date hereof (the "Equity Line Agreement"), from time to time as provided herein, and the Investors shall purchase for an aggregate up to Nine Hundred Thousand ($900,000) Dollars, that number of shares of Common Stock determined by dividing the $900,000 by the Purchase Price for the Initial Shares on the Subscription Date, up to $5,000,000 aggregate value of Put Shares, up to $1,200,000 aggregate value of Preferred Stock, and a Warrant A and Warrant B; and

            WHEREAS, the Company shall issue to the Placement Agent, in return for services rendered (in addition to other fees set forth in Equity Line Agreement): (a) upon the Closing for the Initial Shares, (i) that number of shares of Common Stock equal to four (4%) percent of the number of shares of Common Stock issued to the Investors on the Subscription Date, (ii) twenty thousand (20,000) shares of Common Stock (to be included in the definition of Registrable Securities below), and (iii) a Warrant A to purchase 3,000 shares of Common Stock per Three Hundred Thousand ($300,000) Dollars funded by the Investors on the Subscription Date; (b) upon the Closings for the Preferred Stock, that number of shares of Preferred Stock equal to four (4%) percent of the number of shares of Preferred Stock; and

            WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the shares of Common Stock, Underlying Shares, and Warrant Shares (plus such additional shares of Common Stock issuable pursuant to the terms of the Equity Line Agreement, collectively hereinafter referred to as the "Stock" or "Securities" of the Company). All capitalized terms not defined herein shall have that meaning as set forth in the Equity Line Agreement.

            NOW, THEREFORE, the parties hereto mutually agree as follows:

            Section  1.  Registrable   Securities.   As  used  herein  the  term
"Registrable Security" means the Securities; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered for resale under the Securities Act of 1933, as amended (the "1933 Act")
and disposed of pursuant thereto, (ii) registration under the 1933 Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the 1933 Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

            Section 2. Restrictions on Transfer. The Holders acknowledge and understand that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holders understand that no disposition or transfer of the Securities may be made by the Holders in the absence of (i) an opinion of counsel to the Holders that such transfer may be made without registration under the 1933 Act or (ii) such registration.

            Section 3. Registration Rights.

            (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), forty-five (45) days after the Subscription Date, a registration statement (on Form S-3) under the 1933 Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a resale of the Registrable Securities under the Act.

            The Company shall use its reasonable best efforts to cause the Registration Statement to become effective within ninety (90) days from the Subscription Date. The number of shares designated in the Registration Statement to be registered shall be 2,807,000. The Company agrees that it shall amend the Registration Statement, or file a second Registration Statement, if necessary, to include any number of shares of Registrable Securities as necessary pursuant to the terms of the Equity Line Agreement. In the event the SEC prohibits the Company from registering the number of shares of Common Stock as set forth above in the Registration Statement, the Company will either amend the Registration Statement, or file a second Registration Statement, for the purpose of registering that number of shares of Common Stock necessary pursuant to the terms of the Equity Line Agreement and this Agreement.

            (b) The Company will maintain the effectiveness of any Registration Statement or post-effective amendment filed under this Section 3 hereof current under the 1933 Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that all of the Registrable Securities may be sold under the provisions of Rule 144 or (iii) five and one half years after the Subscription Date.

            (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, withoutlimitation, reasonable attorneys' fees) shall be borne by the Company. The Holders shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall qualify any of the securities for sale in such states as such Holders reasonably designate and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify any of the securities for sale in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holders with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holders.

            (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for all of the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all Investors or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the 1933 Act.

            (e) In the event the Registration Statement (covering (i) two hundred (200%) percent of the Initial Shares and Warrant Shares, and (ii) two hundred (200%) percent of that number of shares of Common Stock issued to the Placement Agent on the Subscription Date as set forth in Section 13.7 of the Equity Line Agreement) to be filed by the Company pursuant to Section 3(a) above is not filed with the Commission within forty five (45) days from the Subscription Date and/or the Registration Statement is not declared effective by the Commission within one hundred twenty (120) days from the Subscription Date, then the Company will pay to the Holders (pro rated on a daily basis) in cash upon demand by the Holders, as liquidated damages for such failure and not as a penalty, two (2%) percent of the Purchase Price of the then outstanding Securities for every thirty (30) day period thereafter until the Registration Statement has been filed and/or declared effective. Such payment of the liquidated damages shall be made to the Holders in cash, immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. The aforementioned liquidated damages shall cease to accrue one year after the Subscription Date on the condition that the Holders may rely on Rule 144 for the resale of all of the Securities then held by the Holders.

            If the  Company  does not remit the  damages  to the  Holders as set forth above, the Company will pay the Holders' reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Holders' other rights or remedies as set forth in this Agreement.

            (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

            (g) If at any time or from time to time after the Effective Date , the Company notifies the Holders in writing of the existence of a Potential Material Event (as defined in Section 3(h) below), the Holders shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Securities for more than one (1) twenty (20) day period in the aggregate during any twelve month period, during the periods the Registration Statement is required to be in effect. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than twenty (20) days. The Company must give each Holder notice in writing at least two (2) business days prior to the first day of the blackout period.

            (h) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not for disclosure in a registration statement; or (b) any material engagement or activity by the Company which would be adversely affected by disclosure in a registration statement at such time, that the Registration Statement would be materially misleading absent the inclusion of such information.

            Section 4. Cooperation with Company. Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

            Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

            (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act);

            (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

            (c) register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (subject to the limitations set forth in Section 3(c) above), and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

            (d) list such securities on the NASDAQ Small Cap Stock Market or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or NASDAQ;

            (e) notify each Holder of Registrable Securities covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            Section 6. Indemnification.

            (a)   The Company agrees to indemnify and hold harmless the Holders, each and every officer, director, affiliate and employee of the Holders, and each person, if any, who controls each Holder within the meaning of the 1933 Act and each officer, director, affiliate or employee of each of the Holders ("Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
fees), to which the Distributing Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company (i) will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder, specifically for use in the preparation thereof, or (ii) will not be required to pay any amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. This Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation of such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder. This indemnity provision will be in addition to any liability which the Company may otherwise have.

            (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director, affiliate and employee of the Company or person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director, affiliate, employee or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity provision will be in addition to any liability which the Distributing Holder may otherwise have.

            (c)   Promptly  after  receipt by an  indemnified  party  under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the all indemnified parties, which firm shall be designated in writing by the indemnified parties). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

            Section 7. Contribution. In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with
investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            If to ObjectSoft Corporation:
                                           ObjectSoft Corporation
                                           Continental Plaza III
                                           433 Hackensack Avenue
                                           Hackensack, NJ  07601
                                           Telephone: (800) 816-8171
                                           Fax:  (201) 343-0056

            with a copy to:                Melvin Weinberg, Esq.
                                           Parker Chapin Flattau & Klimpl, LLP
                                           1211 Avenue of the Americas
                                           New York, NY  10036-8735
                                           Telephone: (212) 704-6000
                                           Facsimile: (212) 704-6288

            If to the Investors at the addresses set forth on Schedule A attached hereto.

            If to the Placement Agent:     Settondown Capital International Ltd.

                                           Charlotte House, Charlotte Street,
                                           P.O. Box N. 9204
                                           Nassau, Bahamas
                                           Telephone: (242) 325-1033
                                           Facsimile: (242) 323-7918
            with a copy to:                Scott H. Goldstein, Esq.
            (shall not constitute notice)  Goldstein, Goldstein & Reis, LLP
                                           65 Broadway, 10th Floor
                                           New York, New York 10006
                                           Telephone: (212) 809-4220
                                           Fax: (212) 809-4228

Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

            Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Holders under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unnecessarily withheld. In the event of a transfer of the rights granted under this Agreement, the Holders agree that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company.

            Section 10. Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and a majority of the Investors, and the Placement Agent, on the other hand, or the Company on the one hand, and all of the Investors on the other hand..

            Section 11. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferees or assignees) upon the occurrence of any of the following:

            (a) all Holder's Securities subject to this Agreement have been registered;

            (b) all of such Holder's Securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

            (c) all of such Holder's Securities subject to this Agreement can be sold pursuant to Rule 144(k).

            Section 12. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 13. Governing Law: Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

            Section 14. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Agreement.

            Section 15. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Equity Line Agreement.

            Section 16. Entire Agreement. This Agreement, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.




                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.


                                               OBJECTSOFT CORPORATION


                                               By /s/ David E.Y. Sarna
                                                 ------------------------------
                                                  David E.Y. Sarna,
                                                  Chairman

                                               SETTONDOWN CAPITAL INTER-
                                               NATIONAL LTD.


                                               By /s/ Anthony L. M. Inder Riden
                                                 ------------------------------
                                                  Anthony L. M. Inder Riden



                                               AVALON CAPITAL, INC.


                                               By /s/ Wayne Coleson
                                                 ------------------------------
                                                  Wayne Coleson

                                               AUSTOST ANSTALT SCHAAN


                                               By /s/ Thomas Hackl
                                                 ------------------------------
                                                  Thomas Hackl

                                               BALMORE FUNDS S.A.


                                               By /s/ Francois Morax
                                                 ------------------------------
                                                  Francois Morax